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                                                                       EXHIBIT P


                             THE VANTAGEPOINT FUNDS

                     INSIDER TRADING POLICY UNDER RULE 17j-1
                                     OF THE
                         INVESTMENT COMPANY ACT OF 1940

I.          GENERAL POLICY

            The Vantagepoint Funds (the "Funds") is an open-end investment company that is registered under the Investment Company Act of 1940 (the "1940 Act").

            This policy is intended to meet the requirements of Rule 17j-1 of the 1940 Act, and it is based on the principle that all persons associated with the Funds owe a fiduciary duty to the shareholders of the Funds to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of the interests of the Funds' shareholders; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

            Federal law prohibits the knowing or reckless purchase or sale of a security by an individual based on material, non-public information. It is also illegal to communicate such information to anyone in connection with a purchase or sale of a security. It is the policy of the Funds that all associates (as defined below), as well as members of the Board of Directors of the Funds and the Board of Directors of the ICMA Retirement Corporation ("RC"), must comply with laws and regulations relating to the use of material non-public information. If an associate or a director acquires information as a result of a special or a confidential relationship with an issuer, that person shall not communicate the information or take investment action based on such information.

            EACH PERSON SUBJECT TO THIS POLICY HEREBY AGREES TO ABIDE BY ITS TERMS.

            This policy extends to all affiliates of The Vantagepoint Funds and to the ICMA Retirement Trust. The effective date of this policy is ___________, 1999. Please direct any questions to Paul Gallagher, Secretary of the Funds.

II.         DEFINITIONS.

            1. FUND. Any series of The Vantagepoint Funds, collectively referred to as the "Funds."

            2. BOARD OF DIRECTORS. The Board of Directors of The Vantagepoint Funds, individually, "Directors." The Board of Directors of the ICMA Retirement

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                  Corporation is referred to herein as the "RC Board." The Board of Trustees of the ICMA Retirement Trust is referred to herein as the "Trust Board".

            3.    ASSOCIATE. Any employee of the ICMA Retirement Corporation
                  ("RC").

            4. INVESTMENT PERSONNEL. All Associates in RC's Investments Division or Financial Operations group or any person who makes decisions or otherwise participates in the purchase or sale of securities for the Funds, or obtains prior or contemporaneous information regarding the purchase or sale of securities for the Funds or otherwise interacts with subadvisers.

            5. SPECIAL PURPOSE INVESTMENT PERSONNEL. Any Associate or member of the Board of Directors of either the Funds or RC who, by virtue of his or her position, may to be in a position from time to time to obtain prior or contemporaneous information regarding the purchase or sale of securities for the Funds.

            6. SUBADVISER. Any individual or firm that contracts with the Funds or with Vantagepoint Investment Advisers ("VIA") to manage any portion of the Funds' assets for compensation.

            7. COMPLIANCE OFFICER. Such person or persons who may be designated from time to time by the President of the Funds to administer the provisions of this policy.

            8. SECURITY. Shall have the same meaning as set forth in Section 2(a) (36) of the 1940 Act, including any stock or bond, but does not include securities issued by the government of the United States or any government agency, bankers' acceptances, bank certificates of deposit, commercial paper, such other money market instruments as may be designated by the Board of Directors, and shares of open-end investment companies. A security is "being purchased or sold" from the time when a purchase or sale on behalf of the Funds has been recommended, or communicated to the person who places buy and sell orders on behalf of the Fund, by a subadviser to the time that such transaction has been completed or terminated.

            9. BENEFICIAL OWNERSHIP. Shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities (as defined herein) which a person owns or acquires.

                  "Beneficial ownership" is generally understood to include those securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This would include:


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            (i)   securities which a person holds for his or her own benefit in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

            (ii) securities held in the name of his or her spouse or minor children;

            (iii) ultimate ownership rights to securities held by a trustee, executor or administrator or by custodians, brokers or relatives;

            (iv) securities owned by a partnership or limited liability company of which the person is a general partner or managing member;

            (v) a person's proportionate share of securities owned through an investment club or similar organization;

            (vi) securities held by a corporation which can be regarded as a personal holding company;

            (vii) securities recently purchased by a person and awaiting transfer to his or her name.

      10. AFFILIATES. Affiliates include the ICMA Retirement Corporation; Vantagepoint Investment Advisers, LLC; Vantagepoint Transfer Agents, LLC; ICMA-RC Services, LLC; and, any subsidiaries of such companies that may be organized in the future.

III.  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTION

      When buying or selling securities Directors, Officers or Associates may not employ any device, scheme, or artifice to defraud, mislead or manipulate the Funds or their shareholders.

      A. THE FOLLOWING RESTRICTIONS SHALL APPLY SPECIFICALLY TO INVESTMENT PERSONNEL

            1. BLACKOUT PERIODS. Investment Personnel may not purchase or sell, directly or indirectly, any security within 5 days before or after the time that the same security is purchased or sold by the Funds (subject to the exception set forth in Section IV for index funds).

            2. SHORT-TERM TRADING. Investment Personnel may not generally realize a profit from the purchase and sale of the same security within a period of sixty days. It is recognized that short-term trading is not dispositive of whether an individual is trading on inside information. Accordingly, Investment Personnel may apply to the Compliance Officer for an exception from this provision, which will be granted if the Compliance Officer reasonably


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                  believes that the trade is not based on inside information and has no potential to harm the Funds or their shareholders.

            3. INITIAL PUBLIC OFFERINGS. Investment Personnel shall not acquire a security in an initial public offering.

            4. BOARDS OF DIRECTORS. Investment Personnel may not serve on the Board of Directors of any publicly traded company unless such service has been previously approved by the President of RC and the President of the Funds.

            5. SHORT SALES. Investment Personnel shall not engage in short sales of securities.

      B. THE FOLLOWING RESTRICTION SHALL APPLY TO SPECIAL PURPOSE INVESTMENT PERSONNEL

      If any such person gains actual prior or contemporaneous knowledge of a current fund trade, such person shall not trade in the security or securities that are the subject of such trade for a period of 5 days. SPECIAL PURPOSE INVESTMENT PERSONNEL ARE NOT SUBJECT TO THE RESTRICTIONS THAT APPLY TO INVESTMENT PERSONNEL, AS DESCRIBED ABOVE.

      C. THE FOLLOWING RESTRICTIONS SHALL APPLY TO ALL ASSOCIATES WITH RESPECT TO ANY SECURITY IN WHICH THEY HOLD RIGHTS OF BENEFICIAL OWNERSHIP AS DEFINED HEREIN

      Associates may not purchase or sell the securities of any company that has a substantial business relationship with the Funds, RC, or any of their affiliates.

IV.   EXEMPTED TRANSACTIONS.

      The prohibitions and reporting requirements contained in this policy shall not apply to:

      1. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

      2.    Purchases or sales of any open-end investment company shares.

      3.    Purchases or sales which are non-volitional.

      4.    Purchases which are part of an automatic dividend reinvestment plan.

      5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.



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      6.    Purchases and sales of securities corresponding with purchases and sales of the same securities by a Vantagepoint index fund.

      7. Any purchase or sale of securities which has been determined, upon investigation by the Compliance Officer, to present no reasonable likelihood or potential for harm to the Funds or their shareholders.

      8.    Any purchase or sale involving $1,000 or less.

V.    PRIOR APPROVAL AND REPORTING

      This policy recognizes the fact that The Vantagepoint Funds employ a subadvisory structure in which all investment decisions are made by non-affiliated subadvisers, and that Associates are not responsible for placing buy and sell orders on behalf of the Funds.

      In addition to the specific requirements set forth above, the following requirements shall apply to securities transactions by Associates, Investment Personnel and Special Purpose Investment Personnel, as noted:

      1. PRIOR APPROVAL. Investment Personnel shall receive prior approval from the Compliance Officer before purchasing or selling securities.

      2. CERTIFICATION. Special Purpose Investment Personnel shall certify to the Compliance Officer that they did not possess actual prior or contemporaneous knowledge regarding the purchase or sale of such security by the Funds at the time that they engaged in a personal securities transaction. Such certification shall be made on or about the last day of any quarter in which such person engaged in a transaction. SPECIAL PURPOSE INVESTMENT PERSONNEL ARE NOT SUBJECT TO THE PRIOR APPROVAL REQUIREMENT SET FORTH ABOVE.

      3.    REPORTING.

            (i) Investment Personnel shall report all personal securities holdings to the Compliance Officer as of the effective date of this policy and, thereafter, on an annual basis as of December 31.

            (ii) Every person covered by this policy shall certify annually that they have read and understand this policy; that they have complied with its requirements; and that they have reported all securities transactions required to be reported pursuant to this policy.

            (iii) Investment Personnel who have purchased or sold securities during any calendar quarter, shall file a report with the Compliance Officer within 10 days of the end of such quarter. Such report shall include the date of the


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                  transaction; the nature of the transaction (i.e.-purchase or sale); the price at which the transaction was effected; and the name of the broker or dealer with or through whom the transaction was effected.

VI.         BOARD REVIEW

            1. The President of the Funds shall report all violations of this policy to the Board of Directors, the RC Board and to the Trust Board at the board meeting following such violation.

            2. An annual report relating to this policy shall be presented to the Board of Directors, the RC Board, and the Trust Board, and such report shall:

                        (i) summarize existing procedures concerning personal investing and any changes in the procedures made during the year. Identify any violations requiring significant remedial action during the past year; and

                        (ii) identify any recommended changes in existing restrictions or procedures based on the Funds' experience under this policy, evolving industry practices, or developments in applicable laws or regulations.

VIII.       SANCTIONS

            Upon discovering a violation of this policy, the Board of Directors may impose such sanctions as they deem appropriate, including but not limited to, forfeiture of profits, a letter of censure, or suspension or termination from employment.

IX.         RETENTION OF RECORDS

            This policy, a copy of each report filed by Associates, any written report relating to the interpretation of this policy, or violations hereunder, shall be preserved with the records of the Funds for the period required by Rule 17j-1, as amended.

Dated:  ___________________________, 1999


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